Exhibit 99.1

StoneCastle Financial Corp. Reports First Quarter 2016 Results

NEW YORK, May 5, 2016 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2016.

First Quarter 2016 Investment Highlights:

•	Invested $20.7 million in 5 investments

•	Received issuer calls and partial repayments of $17.5 million from 14 investments

•	Received sales proceeds of $6.3 million from 5 investments

Investment Activity in the First Quarter 2016 Included:

•	$12.1 million in Citizens Bancshares Company Cumulative Perpetual Preferred Stock, Series A, 9.00%

•	$0.8 million in Citizens Bancshares Company Cumulative Perpetual Preferred Stock, Series B, 9.00%

•	$5.0 million in First Colebrook Bancorp, Inc. Subordinated Term Loan, due April 2026, 7.99%

•	$2.8 million in TriSummit Bank Cumulative Perpetual Preferred Stock, Series A, 9.00%

A complete listing of investments as of the end of the quarter can be found in the Schedule of Investments on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of March 31, 2016 (excluding cash and cash equivalents) was approximately 8.98%.

First Quarter 2016 Financial Results

Total earnings for the first quarter were $2,883,891 or $0.44 per share. Net investment income was $2,593,111 or $0.40 per share, comprised of $4,315,870 in gross income and $1,722,759 of expenses. Realized capital gains were $290,780 or $0.04 per share.

Net Assets at quarter end were $137,441,183 and the Company’s Net Asset Value was $21.09 per share.

The Company paid a cash distribution of $0.35 per share for the first quarter. The distribution was paid on March 29, 2016 to shareholders of record at the close of business on March 21, 2016.

The Company had drawn $50.5 million on its $70 million credit facility at quarter end, which represents approximately 26.7% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2016, the Company had total assets of $189,280,186 consisting of total investments of $181,536,543, cash of $3,992,946 and other assets of $3,750,697.  Other assets include interest and dividends receivable of $2,993,712, and prepaid assets of $756,985.

During the quarter, the Company deployed $20.7 million in new investments. The Company purchased $15.7 million of preferred securities, and $5.0 million of term loans. The Company received issuer calls and partial repayments totaling $17.5 million from 14 investments and sold 5 investments for proceeds of $6.3 million.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 5, 2016 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 19, 2016. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13634518. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2016	December 31, 2015
Assets
Investments in securities, at fair value (cost: $185,785,040 and $184,998,847 respectively)	$181,536,543	$184,753,872
Cash (1)	3,992,946	4,009,133
Interest and dividends receivable	2,993,712	2,948,819
Prepaid assets	756,985	821,845
Total assets	189,280,186	192,533,669

Liabilities
Loan payable	50,500,000	25,000,000
Payable for securities purchased	—	23,184,943
Dividends payable	70,983	2,278,834
Investment advisory fee payable	822,358	849,259
Loan interest payable	128,528	34,032
Directors fee payable	15,811	13,000
Accrued expenses payable	301,323	403,681
Total liabilities	51,839,003	51,763,749
Net Assets	137,441,183	140,769,920

Net Assets consist of:
Common stock at par ($0.001 per share)	6,515	6,511
Paid-in-capital	144,366,375	144,295,099
Accumulated net investment loss	(1,966,109)	(2,278,834)
Accumulated net realized loss on investments	(717,101)	(1,007,881)
Net unrealized depreciation on investments	(4,248,497)	(244,975)
Net Assets	$137,441,183	$140,769,920

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,515,388	6,510,953
Net asset value per common share	$21.09	$21.62
Market price per share	$17.31	$16.30
Market price discount to net asset value per share	-17.92%	-24.61%

(1)	Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended March 31, 2016	For the Three Months Ended December 31, 2015
Investment Income
Interest	$2,474,856	$2,302,180
Dividends	1,714,249	1,365,072
Origination fee income	54,265	709,527
Other Income	72,500	106,000
Total Investment Income	4,315,870	4,482,779

Expenses
Investment advisory fees	823,576	849,259
Interest expense	415,335	345,840
ABA marketing and licensing fees	65,966	77,868
Professional fees	69,792	75,393
Transfer agent, custodian fees and administrator fees	69,320	70,558
Bank fees	52,381	70,478
Directors’ fees	44,560	44,915
Valuation fees	20,866	37,970
Investor relations fees	29,871	30,430
Insurance expense	22,323	22,530
Miscellaneous fees (proxy, printing, rating agency, etc.)	108,769	107,800
Total expenses	1,722,759	1,733,041
Net Investment Income	2,593,111	2,749,738

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	290,780	(3,005,896)
Net change in unrealized depreciation on investments	(4,003,521)	(503,005)
Net realized and unrealized loss on investments	(3,712,741)	(3,508,901)
Net Decrease in Net Assets Resulting From Operations	$(1,119,630)	$(759,163)

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended March 31, 2016
Per Share Operating Performance
Net Asset Value, beginning of period	$21.62
Net investment income(1)	0.40
Net realized and unrealized gain on investments(1)	(0.58)
Total from investment operations	(0.18)

Less distributions to shareholders
From net investment income	(0.35)
Total distributions	(0.35)

Net asset value, end of period	$21.09

Per share market value, end of period	$17.31
Total investment return based on market value (2)	8.38%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$137.4
Ratios (as a percentage to average net assets):
Expenses (3)(4)*	4.98%
Net investment income(5)*	7.50%
Portfolio turnover rate **	11%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$50,500
Asset coverage per $1,000 for revolving credit agreement(6)	3,722

(1)	Based on the average shares outstanding during quarter.
(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.
(3)	Excluding interest expense, the ratio would have been 3.78%.
(4)	Ratio of expenses to average managed assets equals 3.63%.
(5)	Ratio of net investment income to average managed assets equals 5.46%.
(6)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding.
*	Annualized
**	Not-annualized